Exhibit 10.1









                               KEYSPAN CORPORATION
                               -------------------

                SENIOR EXECUTIVE CHANGE OF CONTROL SEVERANCE PLAN
                -------------------------------------------------











As amended and restated
Effective (February 23, 2006)








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                                  Introduction
                                  ------------

     The Board of Directors of KeySpan Corporation recognizes that, as is the case with many publicly held corporations, there exists the possibility of a Change of Control. This possibility and the uncertainty it creates may result in the loss or distraction of senior executives of the Company, to the detriment of the Company and its shareholders.

     The Board considers the avoidance of such loss and distraction to be essential to protecting and enhancing the best interests of the Company and its shareholders. The Board also believes that when a Change of Control is perceived as imminent, or is occurring, the Board should be able to receive and rely on disinterested service from senior executives regarding the best interests of the Company and its shareholders, without concern that senior executives might be distracted or concerned by the personal uncertainties and risks created by the perception of an imminent or occurring Change of Control.

     In addition, the Board believes that it is consistent with the Company's employment practices and policies and in the best interests of the Company and its shareholders to treat fairly its Executive's whose employment terminates in connection with or following a Change of Control.

     Accordingly, the Board has determined that appropriate steps should be taken to assure the Company of the continued employment and attention and dedication to duty of its senior executives and to seek to ensure the availability of their continued service, notwithstanding the possibility, threat or occurrence of a Change of Control.

     Therefore, in order to fulfill the above purposes, the following plan adopted effective October 31, 1998 is amended and restated to reflect all amendments through February 23, 2006.


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                                    ARTICLE I
                                    ---------

                              ESTABLISHMENT OF PLAN
                              ---------------------

As of the Effective Date, the Company establishes a separation compensation plan known as the KeySpan Senior Executive Change of Control Severance Plan, as set forth in this document. This Plan has been modified and is now extended. In addition, the Plan has been restated effective (February 23, 2006) to include all prior amendments to the Plan.


                                   ARTICLE II
                                   ----------

                                   DEFINITIONS
                                   -----------

     As used herein, the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

Annual Bonus Award. The annual bonus that a Participant is eligible to earn pursuant to the 2003 Corporate Incentive Compensation Plan and/or any successor thereto The term, "Annual Bonus Award"excludes any special bonus(es), lump sump sum payment or any other special bonus(es) authorized by the Board for a Participant.

Annual Salary. The Participant's regular annual base salary immediately prior to his or her termination of employment, including compensation converted to other benefits under a flexible pay arrangement maintained by the Company or deferred pursuant to a written plan or agreement with the Company.

Board. The Board of Directors of the Parent.

Cause. With respect to any Participant: (i) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or the Chief Executive Officer of the Parent which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Participant has not substantially performed the Participant's duties, or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. For purposes of this definition, no act or failure to act on the part of the Participant shall be considered willful unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Company. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Parent or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.


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Change of Control.  The occurrence of any of the following  events after October
29, 2003:

(i)  The acquisition by any  individual,  entity or group (within the meaning of
     Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of common stock of the Parent (the "Outstanding Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Parent entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Parent, (B) any acquisition by the Parent, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Parent or any corporation controlled by the Parent or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) , (B) and (C) of paragraph (iii) below; or


(ii) Individuals who, as of October 30, 2003, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Parent's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Parent or the acquisition of assets of another corporation (a "Business Combination") in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding
     Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the


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     election of  directors,  as the case may be, of the  corporation  resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (B) no Person (excluding the Parent, any employee benefit plan (or related trust) of the Parent or such corporation resulting from suc Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Business Combination and
     (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Parent of a complete liquidation or dissolution of the Parent.

Code. The Internal Revenue Code of 1986, as amended from time to time.

Committee. The Compensation and Management Development Committee of the Board.

Company. KeySpan Corporation and its Subsidiaries.

Date of the Change of Control. The date on which a Change of Control occurs.

Date of Termination. The date on which a Participant ceases to be an Employee and such Employee receives written notice of such termination in accordance with this Plan.

Disability. A termination of a Participant's Employment for Disability shall have occurred if the Termination occurs because illness or injury has prevented the Participant from performing his or her duties (as they existed immediately prior to the illness or (injury) on a full time basis for180 consecutive business days.

Effective Date. October 30, 1998.

Employee. Any full-time, regular benefit, nonbargaining employee of the Company.

Employment. The state of being an Employee.

ERISA. The Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.


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Good Reason. With respect to any Participant, the occurrence after the date of a
Change of Control of any one or more of the following, without the Participant's express written consent: (i) the assignment to the Participant of any duties
materially   inconsistent  in  any  respect  with  the  Participant's   position
(including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately before the Change of Control, or any other action by the Company which results in a significant diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated insubstantial and inadvertent action which is remedied by the Company promptly after receipt of notice thereof given by the Participant; (ii) any material reduction in the Participant's Annual Salary, opportunity to earn Annual or Long Term Bonuses with the same target level as in effect immediately prior to the Change of Control, or other compensation or employee benefits, other than as a result of an isolated and inadvertent action which is remedied
by  the  Company   promptly  after  receipt  of  notice  thereof  given  by  the
Participant; (iii) the Company's requiring the Participant to relocate his or her principal place of business to a place which is more than 50 miles from his or her previous principal place of business; (iv) any purported termination of the Plan otherwise than as expressly permitted by the Plan; or (v) any failure by the Company to comply with and satisfy Article V of the Plan.

Highest Annual Bonus. With respect to any Participant, the higher of (i) the average of the Annual Bonuses received by the Participant with respect to the three most recent years before the Date of the Change of Control and (ii) the Annual Bonus most recently received by the Participant.

Multiple. With respect to any Participant, the number set forth opposite the Participant's name under the heading "Benefit Level" on Schedule I hereto [or, if less, the number of years and fractions thereof remaining, as of the Participant's Date of Termination, until the Participant reaches his or her mandatory retirement age (if any) under the applicable Company policy].

Parent. KeySpan Corporation.

Participant. An individual who is designated as such pursuant to Section 3.1.

Plan. The KeySpan Corporation Senior Executive Change of Control Severance Plan.

Protection Period. The period beginning with the date that KeySpan enters into a definitive agreement relative to a transaction which constitutes a Change of Control and ending on the date which follows the related Change of Control by 24 months.

Separation Benefits. The benefits described in Section 4.2 that are provided to qualifying Participants under the Plan.



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



Separation Period. With respect to any Participant, the period beginning on a Participant's Date of Termination and ending after the expiration of a number of years equal to the Multiple for such Participant.

Subsidiaries. Each corporation or other entity of which the Parent directly or indirectly owns beneficially of record, twenty-five percent (25%) or more of (i) the outstanding shares of capital stock if such entity is a corporation or (ii) the outstanding ownership interests if such entity is not a corporation.


                                   ARTICLE III
                                   -----------

                                   ELIGIBILITY
                                   -----------

     3.1 Participation. Each of the individuals named on Schedule I hereto shall be a Participant in the Plan. Schedule I may be amended by the Board from time to time to add or delete individuals as Participants.

                  3.2 Duration of Participation. A Participant shall only cease to be a Participant in the Plan as a result of an amendment or termination of the Plan complying with Article VI of the Plan, or when he or she ceases to be an Employee, unless, at the time he or she ceases to be an Employee, such Participant is entitled to payment of a Separation Benefit as provided in the Plan or there has been an event or occurrence that constitutes Good Reason that which would enable the Participant to terminate his or her employment and receive a Separation Benefit. A Participant entitled to payment of a Separation Benefit or any other amounts under the Plan shall remain a Participant in the Plan until the full amount of the Separation Benefit and any other amounts payable under the Plan have been paid to the Participant.

                                   ARTICLE IV
                                   ----------

                               SEPARATION BENEFITS
                               -------------------

     4.1 Terminations of Employment Which Give Rise to Separation Benefits Under the Plan. A Participant shall be entitled to Separation Benefits as set forth in
Section 4.2 below if, at any time before the end of the Protection Period, the Participant's Employment is terminated (i) by the Company for any reason other than Cause or death or (ii) by the Participant after the occurrence of Good Reason and on or before 90 days after the occurrence of Good Reason or for termination due to Disability. An Employee's written notice of termination of employment setting forth the Date of Termination must be delivered to such Employee not less than 30 days before the last day of employment.

     4.2 Separation Benefits.

     (A) If a Participant's employment is terminated under circumstances entitling him or her to Separation Benefits as provided in Section 4.1, the Company shall pay such Participant, within ten days of the Date of Termination,

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a cash lump sum as set forth in subsection (B) below and the continued  benefits set forth in subsection (C) below. Notwithstanding the above, payment pursuant to this Plan can not be made until the Change of Control has actually occurred.

     If the Company or its successor fails to remit any payment within 10 days, the delayed payments pursuant to this Plan will receive interest calculated at the rate of 150% of Prime Rate as posted by Citibank, N.A.

     For purposes of  determining  the benefits set forth in subsection  (B) and
(C), if the termination of the Participant's employment is for Good Reason after there has been a reduction of the Participant's Annual Salary, opportunity to earn Annual bonuses, or other compensation or employee benefits, such reduction shall be ignored.

     (B) The cash lump sum referred to in Section 4.2 (A) is the aggregate of the following amounts:

     (1) The sum of (a) the Participan s Annual Salary through the Date of Termination to the extent not theretofore paid, (b) the product of (x) the Highest Annual Bonus and (y) a fraction, the numerator of which is the number of days in such year through the Date of Termination, and the denominator of which is 365, and (c) any compensation previously deferred by the Participant (together with any accrued interest or earnings thereon) and any unused and accrued vacation pay, in each case to the extent not theretofore paid and in full satisfaction of the rights of the Participant thereto;

     (2)  An amount equal to the produc of (a) the Participant's  Multiple times
          (b)the sum of the Participant's (x) Annual Salary and (y) Highest Annual Bonus; and

     (C) (1) An additional monthly retirement annuity calculated utilizing the assumptions below and the formulas under the Company's qualified defined benefit retirement plans (the "Retirement Plans") and any excess or supplemental retirement plans in which the Participant participates (collectively, the "SERP").

          For purposes of this calculation, the following assumptions are to be utilized: (i) the Participant will be deemed to have worked during the Separation Period with Compensation as described in (iv) below with such time, i.e. two or three years as set forth on Schedule I, added as additional time for either (a) accrued credited service under the KeySpan Retirement Plan or (b) credited service pursuant to the Retirement Income Plan of KeySpan Energy; (ii) Participant's age will be deemed to have increased by the level indicated on Schedule I for


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          such  Participant,  i.e. two or three years;  (iii) a  Participant  is deemed to be an active employee during the Separation Period if such Separation Period extends the age required to be first eligible to retire under the Retirement Plans, then at the first eligible retirement date, Participant will begin to receive this Plan's retirement annuity; i.e. such Participant will not be a Term Vested for the pension benefit calculation purposes; and (iv) Compensation to
          be  used  for  the   Separation   Period  is  the   aggregate  of  the
          Participant's Annual Salary and Highest Annual Bonus for each of the two or three years.

          If the monthly retirement benefits as described above are not paid by the Company Retirement Plans and SERP, such benefit shall be payable by the Company outside such plans at no additional cost (including without limitation tax cost) to the Participant.

     (2)  The continued benefits referred to above are as follows:

          (a) During the Separation Period, the Participant and his or her family shall be provided with medical, dental and life insurance benefits as if the Participant's employment had not been terminated; provided, however, that if the Participant becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Participant for retiree medical, dental and life insurance benefits under the Company's plans, practices, programs and policies, the Participant shall be considered to have remained employed during the Separation Period and to have retired on the last day of such period if eligible for such retiree benefits based upon age and service at the end of the Separation Period. The Retiree benefits provided under this provision shall be governed by the benefits, terms and conditions of the retiree benefit plans or programs in effect prior to the Change of Control; and

          (b) The Company shall, at its sole expense as incurred, provide the Participant with outplacement services the scope and provider of which shall be selected by the Participant in his or her sole discretion (but at a cost to the Company of not more than $30,000).

          (a) Pursuant to the Executive Leased Vehicle Program, Participant shall be deemed to have resigned and will be permitted to acquire the


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          vehicle leased at the Change of Control under the terms and conditions of the Program in effect prior to the Change of Control.

     To the extent any benefits described in this Section 4.2 cannot be provided pursuant to the appropriate plan or program maintained for Employees, the Company shall provide such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Participant.

     4.3 Other Benefits Payable. The cash lump sum and continuing benefits described in Section 4.2 above shall be payable in addition to, and not in lieu of, all other accrued or vested or earned but deferred compensation, rights, options or other benefits which may be owed to a Participant upon or following termination, including but not limited to accrued vacation or sick pay, amounts or benefits payable under any bonus or other compensation plans, stock option plan, stock ownership plan, stock purchase plan, life insurance plan, health plan, disability plan or similar or successor plan.

     4.4  Certain Additional Payments by the Company
          ------------------------------------------

          (A) Anything in this Plan to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of any Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this Section4.4) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Participant shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (B) Subject to the provisions of Section 4.4(C), all determinations required to be made under this Section 4.4, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by PWCoopers or such other certified public accounting firm as may be designated by the Participant (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Participant within 15 business days of the receipt of notice from the Participant that there has been a Payment, or such earlier time as is requested by the Company. In the event that the


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          Accounting   Firm  is  serving  as   accountant  or  auditor  for  the
          individual, entity or group effecting the Change of Control, the Participant shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section
          4.4 shall be paid by the Company to the  Participant  within five days
          of  the  receipt  of  the   Accounting   Firm's   determination.   Any
          determination by the Accounting Firm shall be binding upon the Company and the Participant. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 4.4(C) and the Participant thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment, interest and penalties shall be promptly paid by the Company to or for the benefit of the Participant.

          (C) The Participant shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Participant is informed in writing of such claim and shall apprize the Company of the nature of such claim and the date on which such claim is requested to be paid. The Participant shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, the Participant shall:

          (1) give the Company any information reasonably requested by the Company relating to such claim;

          (2) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

          (3) cooperate with the Company in good faith in order to contest effectively such claim; and

          (4) permit the Company to participate in any proceedings relating to such claim, provided, however, that the Company shall bear and pay directly all costs and expenses (including additional


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               interest and penalties)  incurred in connection with such contest and shall indemnify and hold the Participant harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 4.4(C), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Participant agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Participant to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Participant, on an interest-free basis and shall indemnify and hold the Participant harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Participant with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Participant shall be entitled to settle or contest as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               (D) If, after the receipt by the Participant of an amount advanced by the Company pursuant to Section 4.4(C), the Participant becomes entitled to receive any refund with respect to such claim, the Participant shall (subject to the Company's complying with the requirements of Section 4.4(C)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Participant of an amount advanced by the Company pursuant to Section 4.4(C), a determination is made that the Participant shall not be entitled to any refund with respect to such claim and the Company does not notify the Participant in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     4.5 Payment Obligations Absolute. The obligations of the Company to pay the Separation Benefits described in Section 4.2 and any additional payments described in Section 4.4 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against any Participant. In no event shall a Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to a Participant under any of the provisions of this Plan, nor shall the amount of any payment hereunder be reduced by any compensation earned by a Participant as a result of employment by another employer, except as specifically provided in Section 4.2(C)(1).

                                    ARTICLE V
                                    ---------

                              SUCCESSOR TO COMPANY
                              --------------------

     This Plan shall bind any successor of the Company, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place.

     In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The term "Company", as used in this Plan, shall mean the Company as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.

                                   ARTICLE VI
                                   ----------

                       DURATION, AMENDMENT AND TERMINATION
                       -----------------------------------

     6.1 Duration. If a Change of Control has not occurred, this Plan shall expire ten years from the Effective Date, unless extended for an additional period or periods by action of the Board. If a Change of Control occurs while this Plan is in effect, this Plan shall continue in full force and effect and shall not terminate or expire until after all Participants who become entitled to any payments hereunder shall have received such payments in full and all adjustments required to be made pursuant to Section 4.4 have been made.

     6.2 Amendment or Termination. The Board may amend or terminate this Plan at any time; provided, that this Plan may not be terminated or amended (i) following a Change of Control, (ii) at the request of a third party who has taken steps reasonably calculated to effect a Change of Control, or (iii) otherwise in connection with or in anticipation of a Change of Control, in each case, in any manner that could adversely affect the rights of any Participant without such Participant's express written consent.

     6.3 Procedure for Extension, Amendment or Termination. Any extension, amendment or termination of this Plan by the Board in accordance with the foregoing shall be made by action of the Board in accordance with the Parent's charter and by-laws and applicable law, and shall be evidenced by a written instrument signed by a duly authorized officer of the Parent, certifying that the Board has taken such action.

                                   ARTICLE VII
                                   -----------

                                  MISCELLANEOUS
                                  -------------

     7.1 Indemnification. If a Participant institutes any legal action in seeking to obtain or enforce, or is required to defend in any legal action the validity or enforceability of, any right or benefit provided by this Plan, the Company will pay for all actual legal fees and expenses incurred (as incurred) by such Participant, regardless of the outcome of such action.

     7.2 Employment Status. This Plan does not constitute a contract of employment, nor does it impose on the Participant or the Company any obligation for the Participant to remain an Employee or change the status of the Participant's employment or the Company's policies regarding termination of employment.

     7.3 Named Fiduciary; Administration. The Company is the named fiduciary of the Plan, with full authority to control and manage the operation and administration of the Plan, acting through the Human Resources Division.

     7.4 Claim Procedure. If an Employee or former Employee makes a written request alleging a right to receive benefits under this Plan or alleging a right to receive an adjustment in benefits being paid under the Plan, the Company shall treat it as a claim for benefit. All claims for benefit under the Plan shall be sent to the Human Resources Division of the Company and must be received within 30 days after termination of employment. If the Company determines that any individual who has claimed a right to receive benefits, or different benefits, under the Plan is not entitled to receive all or any part of the benefits claimed, it will inform the claimant in writing of its determination and the reasons therefor in terms calculated to be understood by the claimant. The notice will be sent within 90 days of the claim unless the Company determines additional time, not exceeding 90 days, is needed. The notice shall make specific reference to the pertinent Plan provisions on which the denial is based, and describe any additional material or information that is necessary. Such notice shall, in addition, inform the claimant what procedure the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim. The claimant may within 90 days thereafter submit in writing to the Company a notice that the claimant contests the denial of his or her claim by the Company and desires a further review. The Company shall within 60 days thereafter review the claim and authorize the claimant to appear personally and review pertinent documents and submit issues and comments relating to the claim to the persons responsible for making the determination on behalf of the Company. The Company will render its final decision with specific reasons therefor in writing and will transmit it to the claimant within 60 days of the written request for review, unless the Company determines additional time, not exceeding 60 days, is needed, and so notifies the Participant. If the Company fails to respond to a claim filed in accordance with the foregoing within 60 days or any such extended period, the Company shall be deemed to have denied the claim.

     7.5 Arbitration. Any dispute or controversy arising out of or in connection with this Plan or any alleged breach hereof which is not settled pursuant to the provisions of Section 7.4, shall be settled by arbitration in New York, New York pursuant to the rules of the American Arbitration Association. If the two parties cannot jointly select a single arbitrator to determine the matter, one arbitrator shall be chosen by the American Arbitration Association on behalf of such parties. The decision of the single arbitrator will be final and binding upon the parties and the judgment of a court of competent jurisdiction may be entered thereon. Fees of the arbitrator and costs of arbitration shall be borne by the parties in such manner as shall be determined by the arbitrator.

     7.6 Unfunded Plan Status.. This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Section 401 of ERISA. All payments pursuant to the Plan shall be made from the general funds of the Company and no special or separate fund shall be established or other segregation of assets made to assure payment. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company as a result of participating in the Plan. Notwithstanding the foregoing, the Company may (but shall not be obligated to) create one or more grantor trusts, the assets of which are subject to the claims of the Company's creditors, to assist it in accumulating funds to pay its obligations under the Plan.

     7.7 Validity and Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     7.8 Governing Law. The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of New York, without reference to principles of conflict of law, except to the extent preempted by ERISA.

                                 ACKNOWLEDGMENT

     The undersigned Participant acknowledges that he or she has carefully read and fully understood all of the provisions of the KeySpan Corporation Senior Executive Change of Control Severance Plan, as amended and restated effective February 23, 2006, and all Schedules thereto (the "Plan") and is agreeing to be bound by the terms and conditions of the Plan. The Participant acknowledges that effective February 23, 2006, the Plan constitutes the entire plan and supercedes any and all prior plans, agreements, understandings and arrangements, oral or written, with respect to the subject matter thereof.

     IN WITNESS WHEREOF, the Participant has caused this Acknowledgment to be executed and delivered this _____ day of _______________, 2006.

                                           Participant: __________________

                                           Name: ______________________

                                   SCHEDULE I
                                  Participants
                                  ------------



   NAME                                           BENEFIT LEVEL
   ----                                           -------------